                                  [Letterhead]

                                                                    EXHIBIT 23.3

                                October 9, 1997

Basin Exploration, Inc.
370 Seventeenth Street, Suite 3400
Denver, Colorado 80202

Ladies and Gentlemen:

    We hereby authorize the reference to the following reports prepared by Ryder Scott Company in a Prospectus Supplement for the offering and sale of up to 2,700,000 shares of common stock (plus an additional 405,000 shares to cover over-allotments, if any), as described in such Prospectus Supplement, and in any prospectus contained therein or filed by Basin Exploration, Inc. with the United States Securities and Exchange Commission:

    1. Estimate of Reserves, Future Production and Income Attributable to Eugene Island Blocks 64 and 65 as of January 1, 1997, dated January 28, 1997.

    2. Estimate of Reserves, Future Production and Income Attributable to Certain Leasehold and Royalty Interests as of October 1, 1997, dated October 6, 1997.

    We further consent to the reference to our firm under the caption "Experts" in such Registration Statement and prospectuses, as such Registration Statement may be amended.

                                          /s/ Ryder Scott Company
                                            Petroleum Engineers

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

RMW/sw